REGISTRATION NO. 333-

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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
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                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            KRAMONT REALTY TRUST
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           (Exact name of registrant as specified in its charter)

          Maryland                                        256703702
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(State of incorporation or organization)                (I.R.S. Employer
                                                       Identification No.)

               Plymouth Plaza
          580 West Germantown Pike
        Plymouth Meeting, Pennsylvania                      19462
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(Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the             If this form relates to the
registration of a class of              registration of a class of
securities pursuant to Section          securities pursuant to Section
12(b) of the Exchange Act and           12(g) of the Exchange Act and
is effective pursuant to                is effective pursuant to
General Instruction A.(c), please       General Instruction A.(d), please
check the following box. [X]            check the following box. [ ]

Securities Act registration statement file number to which this form
relates:       333-34482
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             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                        Name of Each Exchange
     Title of Each Class                on which Each Class is
     to be so Registered                   to be Registered
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Kramont Common Shares of                New York Stock Exchange
Beneficial Interest, par value
$.01 per share

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Kramont Series B-1 Cumulative           New York Stock Exchange
Convertible Preferred Shares of
Beneficial Interest, par value
$.01 per share

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Kramont Series D Cumulative             New York Stock Exchange
Redeemable Preferred Shares of
Beneficial Interest, par value
$.01 per share

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Securities to be registered pursuant to Section 12(g) of the Act:


                                    NONE.
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                              (Title of Class)

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Kramont Common Shares of beneficial interest, par value $.01 per share, to be registered hereby is incorporated by reference to the description contained under the heading "Description of Kramont Shares -- Common Shares" in the Prospectus included in the Registrant's Registration Statement on Form S-4 (File No. 333-34482), filed with the Securities and Exchange Commission (the "Commission") on April 10, 2000 (the "Registration Statement").

          The description of the Kramont Series B-1 Cumulative Convertible Preferred Shares of Beneficial Interest, par value $.01 per share, to be registered hereby is incorporated by reference to the description contained under the heading "Description of Kramont Shares -- Preferred Shares -- Series B-1 Preferred Shares" in the Prospectus included in the Registration Statement

          The description of the Kramont Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, to be registered hereby is incorporated by reference to the description contained under the heading "Description of Kramont Shares -- Preferred Shares -- Series D Preferred Shares" in the Prospectus included in the Registration Statement.

Item 2.   Exhibits.

     1. Registration Statement on Form S-4, filed with the Securities and Exchange Commission on April 10, 2000 (the "Registration Statement").

     2. Declaration of Trust of the Registrant, dated November 12, 1999, filed as Exhibit 3.1 to the Registration Statement.

     3. Form of Articles of Amendment and Restatement of the Registrant, filed as Exhibit 3.2 to the Registration Statement.

     4. Bylaws of the Registrant, filed as Exhibit 3.3 to the Registration Statement.

     5.   Form of Amended and Restated Bylaws of the Registrant, filed as
          Exhibit 3.4 to the Registration Statement.


                                 SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        KRAMONT REALTY TRUST



Date:  June 1, 2000                     By:/s/ Louis P. Meshon, Sr.
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                                           Louis P. Meshon, Sr.
                                           President and Chief Executive
                                           Officer